                                                                    EXHIBIT 99.1

                                                                     [EBAY LOGO]

         eBAY INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 FINANCIAL
                                    RESULTS

          -- COMPANY REPORTS RECORD Q4 NET REVENUES OF $648 MILLION --
 -- ACHIEVES Q4 GAAP DILUTED EPS OF $0.21 AND PRO FORMA DILUTED EPS OF $0.24 --
              -- RAISES 2004 NET REVENUE GUIDANCE TO $3 BILLION --

San Jose, CA, January 21, 2004 - eBay Inc. (Nasdaq: EBAY; www.ebay.com), The World's Online Marketplace, reported financial results for its quarter and full year ended December 31, 2003.

eBay reported record consolidated Q4-03 net revenues of $648.4 million, up 57% year over year; record operating income of $203.1 million, up 78% year over year; and record pro forma operating income of $218.5 million, up 65% year over year. Operating income was 31% of net revenues and pro forma operating income was 34% of net revenues.

Consolidated net income in Q4-03 was $142.5 million, or $0.21 per diluted share. eBay's pro forma consolidated net income, excluding certain items, was a record $157.0 million, or $0.24 per diluted share.

These results exceeded the company's guidance of $590 million for net revenues, $0.19 for earnings per diluted share and $0.21 for pro forma earnings per diluted share.

For the full year, eBay generated consolidated net revenues of $2.17 billion, a 78% increase over the $1.21 billion reported in 2002. Consolidated net income increased 77% year over year to $441.8 million, or $0.67 per diluted share. On a pro forma basis, eBay reported a 94% increase in consolidated net income year over year to $494.6 million, or $0.75 per diluted share.

"eBay's outstanding fourth quarter demonstrates yet again the extraordinary power of our community." said Meg Whitman, President and CEO of eBay. "Across every important metric, eBay's global momentum is rapidly accelerating. The business is delivering tremendous results and our long-term prospects couldn't be brighter."

FULL YEAR KEY FINANCIAL AND OPERATING METRICS

Consolidated Net Revenues - Consolidated net revenues totaled a record $2.17 billion, which represented an increase of 78% from the $1.21 billion reported in the full year 2002.

Listings - Listings totaled a record 971 million in the full year 2003, 52% higher than the 638 million listings reported in the full year 2002.

eBay Announces Q4-03 Earnings (cont.)

Gross Merchandise Sales (GMS) - GMS, the total value of items sold, was a record $24 billion, representing a 60% year-over-year increase from the $15 billion reported in the full year 2002.

KEY Q4 FINANCIAL AND OPERATING METRICS

Consolidated Net Revenues - Consolidated net revenues totaled a record $648.4 million, which represented an increase of 57% from the $413.9 million reported in Q4-02.

Transaction Revenues - Consolidated net transaction revenues totaled a record $632.6 million, which represented an increase of 60% from the $396.5 million reported in Q4-02.

         - eBay U.S. Net Transaction Revenues - eBay U.S. net transaction revenues totaled $291.6 million in Q4-03, reflecting 38% year-over-year growth.

         - eBay International Net Transaction Revenues - eBay International net transaction revenues totaled $210.5 million in Q4-03, representing 96% year-over-year growth.

         - Payments Net Transaction Revenues - Payments net transaction revenues totaled $130.6 million in Q4-03, representing 68% year-over-year growth.

Confirmed Registered Users - Cumulative confirmed registered users at the end of Q4-03 totaled a record 94.9 million. This was a record sequential organic increase of 9.4 million users and a 54% increase over the 61.7 million users reported at the end of Q4-02.

Active Users - Active users, the number of users on the eBay platform who bid, bought or listed over the trailing 12 months, increased to 41.2 million, a 49% increase over the 27.7 million active users reported in the same period a year ago.

Listings - Listings totaled a record 292 million in Q4-03, 49% higher than the 195 million listings reported in Q4-02.

GMS - GMS, the total value of items sold, was a record $7.1 billion, representing a 53% year-over-year increase from the $4.6 billion reported in Q4-02.

Total Payments Accounts - The company's PayPal business had 40.3 million total accounts at the end of Q4-03, a 73% increase from the 23.3 million reported in Q4-02.

Total Payment Volume (TPV) - TPV, the total payment volume in the company's PayPal business, was $3.7 billion in Q4-03, a 74% increase in the $2.1 billion reported in Q4-02.

Gross Profit - Gross profit was a record $532.9 million, or 82% of net revenues, which was up from the 80% level reported in Q4-02.

eBay Announces Q4-03 Earnings (cont.)

Operating Income - Operating income was a record $203.1 million, or 31% of net revenues, a 78% increase over the $113.9 million reported in Q4-02. Pro forma operating income increased 65% year over year to a record $218.5 million, or 34% of net revenues, versus the reported 32% in Q4-02.

GAAP Net Income - GAAP net income increased 64% year over year to $142.5 million, or $0.21 per diluted share.

Pro Forma Net Income - Pro forma net income increased 79% year over year to a record $157.0 million, or $0.24 per diluted share.

Operating and Free Cash Flows - Operating cash flows totaled $267.4 million. Free cash flows, representing operating cash flows less capital expenditures, totaled $171.7 million.

Key Category Performance - Based on Q4-03 GMS, eBay now has ten categories that deliver $1 billion or more in worldwide annualized GMS: eBay Motors at $7.5 billion; Consumer Electronics at $2.6 billion; Computers at $2.4 billion; Books/Movies/Music at $2.0 billion; Clothing and Accessories at $1.8 billion; Sports at $1.8 billion; Collectibles at $1.5 billion; Toys at $1.5 billion; Home & Garden at $1.3 billion; and Jewelry & Gemstones at $1.3 billion.

Fixed Price Trading - eBay's fixed price trading contributed approximately $2.0 billion or 28% of total GMS during Q4-03, primarily from eBay's "Buy It Now" feature.

eBay Stores - eBay hosts approximately 154,000 stores worldwide. However, the company initiated store fees for the first time for certain of its international websites in early Q1-04, therefore, the number of eBay stores worldwide may decrease in future periods.

CONSOLIDATED FINANCIAL AND OPERATING SUMMARY

eBay reported record consolidated net revenues of $648.4 million in Q4-03, representing a 57% year-over-year increase. On a year-over-year basis, consolidated net revenues reflected a foreign exchange benefit in Q4-03 of approximately $26.7 million.

Gross profit as a percentage of net revenues was 82%, a 2 percentage point improvement from the 80% level reported in Q4-02, primarily reflecting improved cost leverage and cost savings from its recently launched eBay Picture Services.

Sales and marketing expenses totaled $172.8 million, or 27% of net revenues, up from the 26% reported in Q4-02. The year-over-year increase as a percentage of net revenues primarily reflects increases in international marketing efforts combined with expanded television advertising campaigns.

eBay Announces Q4-03 Earnings (cont.)

Product development expenses totaled $46.4 million, or approximately 7% of net revenues, down from the 8% of net revenues reported in Q4-02. Total product development expenses in Q4-03 do not include $9.2 million of required cost capitalization for major site and other product development efforts.

General and administrative costs totaled $96.0 million, or about 15% of net revenues, consistent with the 15% of net revenues reported in Q4-02. The incremental dollar change in general and administration costs primarily reflects the resolution of various legal matters, headcount and insurance.

Income from operations totaled a record $203.1 million during Q4-03, a 78% increase over the $113.9 million reported in Q4-02. On a pro forma basis, income from operations totaled a record $218.5 million, a 65% increase over the $132.4 million reported in Q4-02. Included in both the GAAP and pro forma Q4-03 results were $10.6 million of incremental costs related to the resolution of various legal matters primarily relating to PayPal and $11.4 million of year-over-year effect on operating expenses from changes in foreign exchange rates.

Net interest and other income totaled $9.4 million in Q4-03, up from the $5.5 million reported in Q3-03. The increase was primarily the result of Q4-03 foreign currency gains and additional investment income.

The GAAP and pro forma effective tax rates for Q4-03 were 32% and 30% respectively, a decrease from the 36% GAAP and pro forma effective tax rate in Q4-02. The lower rate reflects an increased profit contribution from the company's international operations.

eBay's balance sheet remains strong. At the end of Q4-03, the company had $2.8 billion in aggregate cash and investments and more than $5.8 billion in total assets.

The company reported $267.4 million in operating cash flows and $95.7 million of capital expenditures in Q4-03, resulting in free cash flows of $171.7 million.

BUSINESS OUTLOOK

Net Revenues - The company expects that net revenues for 2004 could be as high as $3.0 billion. On a quarterly basis, eBay expects consolidated net revenues could be as high as $700 million in Q1-04, $720 million in Q2-04, $725 million in Q3-04 and $855 million in Q4-04. eBay's guidance is based on an assumed 2004 quarterly weighted average exchange rate of US$1.20 per Euro.

GAAP Diluted EPS - eBay expects that GAAP earnings per diluted share for the full year 2004 could be as high as $0.99. From a quarterly perspective, eBay estimates GAAP earnings per diluted share could be as high as $0.24 in Q1-04, $0.23 in Q2-04, $0.23 in Q3-04 and $0.29 in Q4-04.

eBay Announces Q4-03 Earnings (cont.)

Pro Forma Diluted EPS - eBay expects that pro forma earnings per diluted share for the full year 2004 could be as high as $1.04. From a quarterly perspective, eBay estimates pro forma earnings per diluted share could be as high as $0.25 in Q1-04, $0.25 in Q2-04, $0.24 in Q3-04 and $0.30 in Q4-04.

Effective Tax Rate - eBay expects its 2004 effective tax rate could be 30% on a GAAP basis and 31% on a pro forma basis. This effective tax rate estimate reflects anticipated increased profit contribution from the company's international operations.

Capital Expenditures - eBay expects its capital expenditures to total $250 million for the full year 2004, without taking into account acquisitions.

NON-GAAP MEASURES

To supplement the company's consolidated financial statements presented in accordance with GAAP, eBay uses non-GAAP measures of certain components of financial performance, including gross profit, operating income, net income, earnings per share, cash flows, and effective tax rate, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because eBay has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company's financial reporting. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. Consistent with the company's historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

ABOUT EBAY

eBay is The World's Online Marketplace(R). Founded in 1995, eBay created a powerful platform for the sale of goods and services by a passionate community of individuals and businesses. On any given day, there are millions of items across thousands of categories for sale on eBay. eBay enables trade on a local, national and international basis with customized sites in markets around the world. Through an array of services, such as its payment solution provider PayPal, eBay is enabling global e-commerce for an ever-growing online community.

eBay Announces Q4-03 Earnings (cont.)

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements relating to the future performance of eBay and its consolidated subsidiaries. Those statements involve risks and uncertainties, and the company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: the company's need to manage an increasingly large company with a broad range of businesses; the company's ability to deal with the increasingly competitive environment for online trading, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the litigation, regulatory, credit card association, and other risks specific to PayPal; the company's need to manage other regulatory, tax, and litigation risks even as its product offerings expand and its services are offered in more jurisdictions; the company's ability to upgrade and develop its systems, infrastructure and customer service capabilities to accommodate growth at a reasonable cost; the company's ability to maintain site stability on all of its sites; the company's ability to continue to expand its model to new types of merchandise and sellers; the company's ability to continue to expand outside of the US; fluctuations in foreign exchange rates; and the costs and benefits of announced and prospective acquisitions and other commercial transactions.

More information about factors that could affect the company's operating results is included under the captions "Risk Factors That May Affect Results of Operations and Financial Condition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's investor relations site at http://investor.ebay.com. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

                                       ###

Investor Relations Contacts:        David Joseph       408-376-7057
                                    Tracey Ford        408-376-7205
Media Relations Contact:            Hani Durzy         408-376-7458
Investor Information Request:       408-376-7493
Company News:                       http://www.businesswire.com
Investor Relations Website:         http://investor.ebay.com
                                    eBAY INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                           (U.S. Dollars In Thousands)

                                                    DECEMBER 31,     DECEMBER 31,
                                                        2002             2003
                                                    ------------     ------------
                         ASSETS
Current assets:
  Cash and cash equivalents                         $  1,109,313     $  1,381,513
  Short-term investments                                  89,690          340,576
  Accounts receivable, net                               131,453          225,871
  Funds receivable                                        41,014           79,893
  Other current assets                                    96,988          118,029
                                                    ------------     ------------
    Total current assets                               1,468,458        2,145,882

  Long-term investments                                  470,227          934,171
  Restricted cash and investments                        134,644          127,432
  Property and equipment, net                            218,028          601,785
  Goodwill                                             1,456,024        1,719,311
  Intangible assets, net                                 279,465          274,057
  Other assets                                            13,380           17,496
                                                    ------------     ------------
                                                    $  4,040,226     $  5,820,134
                                                    ============     ============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $     47,424     $     64,633
  Funds payable and amounts due to customers              50,396          106,568
  Accrued expenses and other current liabilities         199,323          356,491
  Deferred revenue and customer advances                  18,846           28,874
  Short-term debt                                          2,970            2,840
  Income taxes payable                                    67,265           87,870
                                                    ------------     ------------
    Total current liabilities                            386,224          647,276

  Long-term obligations                                   13,798          124,476
  Deferred tax liabilities                                27,625           79,238
  Other liabilities                                       22,874           33,494
  Minority interests                                      33,232           39,408
                                                    ------------     ------------
    Total liabilities                                    483,753          923,892
                                                    ------------     ------------
    Total stockholders' equity                         3,556,473        4,896,242
                                                    ------------     ------------
                                                    $  4,040,226     $  5,820,134
                                                    ============     ============

                                    eBAY INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME (U.S. Dollars In Thousands, Except Per Share Amounts)

                                                                  THREE MONTHS ENDED                YEAR ENDED
                                                                     DECEMBER 31,                  DECEMBER 31,
                                                              --------------------------    --------------------------
                                                                 2002           2003           2002           2003
                                                              --------------------------    --------------------------
Net revenues                                                  $   413,928    $   648,393    $ 1,214,100    $ 2,165,096
Cost of net revenues                                               82,664        115,457        213,876        416,058
                                                              --------------------------    --------------------------
     Gross profit                                                 331,264        532,936      1,000,224      1,749,038
                                                              --------------------------    --------------------------
Operating expenses:
   Sales and marketing                                            108,734        172,781        349,650        567,565
   Product development                                             31,820         46,427        104,636        159,315
   General and administrative                                      63,344         95,989        171,785        302,703
   Patent litigation expense                                            -              -              -         29,965
   Payroll tax on employee stock options                            1,379          1,606          4,015          9,590
   Amortization of acquired intangible assets                      12,064         12,991         15,941         50,659
                                                              --------------------------    --------------------------
     Total operating expenses                                     217,341        329,794        646,027      1,119,797
                                                              --------------------------    --------------------------
Income from operations                                            113,923        203,142        354,197        629,241
Interest and other income (expense), net                           24,092         11,384         49,209         37,803
Interest expense                                                      (59)        (1,979)        (1,492)        (4,314)
Impairment of certain equity investments                                -         (1,000)        (3,781)        (1,230)
                                                              --------------------------    --------------------------
Income before cumulative effect of accounting
change, income taxes and minority interests                       137,956        211,547        398,133        661,500
Provision for income taxes                                        (48,935)       (67,040)      (145,946)      (206,738)
Minority interests                                                 (2,025)        (2,045)        (2,296)        (7,578)
                                                              --------------------------    --------------------------
Net income before cumulative effect of accounting change           86,996        142,462        249,891        447,184
Cumulative effect of accounting change, net of tax                      -              -              -         (5,413)
                                                              --------------------------    --------------------------
   Net income                                                 $    86,996    $   142,462    $   249,891    $   441,771
                                                              ==========================    ==========================

Net income per basic share:

   Net income before cumulative effect of accounting
   change                                                     $      0.14    $      0.22    $      0.43    $      0.70
   Cumulative effect of accounting change                               -              -              -          (0.01)
                                                              --------------------------    --------------------------
   Net income per basic share                                 $      0.14    $      0.22    $      0.43    $      0.69
                                                              ==========================    ==========================

Net income per diluted share:

   Net income before cumulative effect of accounting
   change                                                     $      0.14    $      0.21    $      0.43    $      0.68
   Cumulative effect of accounting change                               -              -              -          (0.01)
                                                              --------------------------    --------------------------
   Net income per diluted share                               $      0.14    $      0.21    $      0.43    $      0.67
                                                              ==========================    ==========================

Weighted average shares:
   Basic                                                          617,288        646,819        574,992        638,288
                                                              ==========================    ==========================
   Diluted                                                        628,790        666,165        585,640        656,657
                                                              ==========================    ==========================

                                    eBAY INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
              (U.S. Dollars In Thousands, Except Per Share Amounts)

                                                           THREE MONTHS ENDED                       THREE MONTHS ENDED
                                                           DECEMBER 31, 2002                        DECEMBER 31, 2003
                                                --------------------------------------   ---------------------------------------
                                                            PRO FORMA                                PRO FORMA
                                                 REPORTED    ENTRIES         PRO FORMA   REPORTED     ENTRIES          PRO FORMA
                                                ---------   ---------        ---------   ---------   ---------         ---------
Net revenues                                    $ 413,928   $       -        $ 413,928   $ 648,393   $       -         $ 648,393
Cost of net revenues                               82,664        (106)(a)       82,558     115,457         (32)(a)       115,425
                                                ---------   ---------        ---------   ---------   ---------         ---------
      Gross profit                                331,264         106          331,370     532,936          32           532,968
                                                ---------   ---------        ---------   ---------   ---------         ---------
Operating expenses:

   Sales and marketing                            108,734        (678)(a)      108,056     172,781        (109)(a)       172,672
   Product development                             31,820      (1,407)(a)       30,413      46,427        (144)(a)        46,283
   General and administrative                      63,344      (2,832)(a)       60,512      95,989        (475)(a)        95,514
   Patent litigation expense                            -           -                -           -           -                 -
   Payroll tax on employee stock options            1,379      (1,379)(b)            -       1,606      (1,606)(b)             -
   Amortization of acquired intangible assets      12,064     (12,064)(c)            -      12,991     (12,991)(c)             -
                                                ---------   ---------        ---------   ---------   ---------         ---------
      Total operating expenses                    217,341     (18,360)         198,981     329,794     (15,325)          314,469
                                                ---------   ---------        ---------   ---------   ---------         ---------
Income from operations                            113,923      18,466          132,389     203,142      15,357           218,499
Interest and other income (expense), net           24,092     (17,459)(d)        6,633      11,384           -            11,384
Interest expense                                      (59)          -              (59)     (1,979)          -            (1,979)
Impairment of certain equity investments                -           -                -      (1,000)      1,000 (e)             -
                                                ---------   ---------        ---------   ---------   ---------         ---------
Income before cumulative effect of
accounting change, income taxes and
minority interests                                137,956       1,007          138,963     211,547      16,357           227,904
Provision for income taxes                        (48,935)       (363)(f)      (49,298)    (67,040)     (1,836)(f)       (68,876)
Minority interests                                 (2,025)          -           (2,025)     (2,045)          -            (2,045)
                                                ---------   ---------        ---------   ---------   ---------         ---------
Net income before cumulative effect of
accounting change                                  86,996         644           87,640     142,462      14,521           156,983
Cumulative effect of accounting change,
net of tax                                              -           -                -           -           -                 -
                                                ---------   ---------        ---------   ---------   ---------         ---------
Net income                                      $  86,996   $     644        $  87,640   $ 142,462   $  14,521         $ 156,983
                                                =========   =========        =========   =========   =========         =========

Net income per share:
   Basic                                        $    0.14                    $    0.14   $    0.22                     $    0.24
                                                =========                    =========   =========                     =========

   Diluted                                      $    0.14                    $    0.14   $    0.21                     $    0.24
                                                =========                    =========   =========                     =========

Weighted average shares:
   Basic                                          617,288                      617,288     646,819                       646,819
                                                =========                    =========   =========                     =========

   Diluted                                        628,790                      628,790     666,165                       666,165
                                                =========                    =========   =========                     =========

Operating margin                                       28%          4%              32%         31%          2%               34%

NOTES:

(a)  Non-cash stock based compensation expense

(b)  Employer payroll taxes on employee non-qualified stock option gains

(c)  Amortization of acquired intangible assets

(d) Gain on sale of certain real estate properties and recovery of fully reserved receivables

(e)  Impairment of certain equity investments

(f) Income taxes associated with certain pro forma entries
                                    eBAY INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
              (U.S. Dollars In Thousands, Except Per Share Amounts)

                                                              YEAR ENDED                               YEAR ENDED
                                                           DECEMBER 31, 2002                        DECEMBER 31, 2003
                                                --------------------------------------   ---------------------------------------
                                                               PRO FORMA                                PRO FORMA
                                                  REPORTED      ENTRIES        PRO FORMA    REPORTED     ENTRIES         PRO FORMA
                                                 -----------   ---------      ----------   ----------   ---------       ----------
Net revenues                                     $ 1,214,100   $       -      $1,214,100   $2,165,096   $       -       $2,165,096
Cost of net revenues                                 213,876         161 (a)     214,037      416,058        (228)(a)      415,830
                                                 -----------   ---------      ----------   ----------   ---------       ----------
      Gross profit                                 1,000,224        (161)      1,000,063    1,749,038         228        1,749,266
                                                 -----------   ---------      ----------   ----------   ---------       ----------

Operating expenses:
   Sales and marketing                               349,650        (623)(a)     349,027      567,565        (976)(a)      566,589
   Product development                               104,636      (1,510)(a)     103,126      159,315      (1,239)(a)      158,076
   General and administrative                        171,785      (3,514)(a)     168,271      302,703      (3,049)(a)      299,654
   Patent litigation expense                               -           -               -       29,965           -           29,965
   Payroll tax on employee stock options               4,015      (4,015)(b)           -        9,590      (9,590)(b)            -
   Amortization of acquired intangible assets         15,941     (15,941)(c)           -       50,659     (50,659)(c)            -
                                                 -----------   ---------      ----------   ----------   ---------       ----------
       Total operating expenses                      646,027     (25,603)        620,424    1,119,797     (65,513)       1,054,284
                                                 -----------   ---------      ----------   ----------   ---------       ----------
Income from operations                               354,197      25,442         379,639      629,241      65,741          694,982
Interest and other income (expense), net              49,209     (21,244)(d)      27,965       37,803        (979)(d)       36,824
Interest expense                                      (1,492)          -          (1,492)      (4,314)          -           (4,314)
Impairment of certain equity investments              (3,781)      3,781 (e)           -       (1,230)      1,230 (e)            -
                                                 -----------   ---------      ----------   ----------   ---------       ----------
Income before cumulative effect of accounting
change, income taxes and minority interests          398,133       7,979         406,112      661,500      65,992          727,492
Provision for income taxes                          (145,946)     (2,415)(f)    (148,361)    (206,738)    (18,595)(f)     (225,333)
Minority interests                                    (2,296)       (590)(g)      (2,886)      (7,578)          -           (7,578)
                                                 -----------   ---------      ----------   ----------   ---------       ----------
Net income before cumulative effect of
accounting change                                    249,891       4,974         254,865      447,184      47,397          494,581
Cumulative effect of accounting change, net of
tax                                                        -           -               -       (5,413)      5,413 (h)            -
                                                 -----------   ---------      ----------   ----------   ---------       ----------
Net income                                       $   249,891   $   4,974      $  254,865   $  441,771   $  52,810       $  494,581
                                                 ===========   =========      ==========   ==========   =========       ==========

Net income per share:
   Basic                                         $      0.43                  $     0.44   $     0.69                   $     0.77
                                                 ===========                  ==========   ==========                   ==========
   Diluted                                       $      0.43                  $     0.44   $     0.67                   $     0.75
                                                 ===========                  ==========   ==========                   ==========

Weighted average shares:
    Basic                                            574,992                     574,992      638,288                      638,288
                                                 ===========                  ==========   ==========                   ==========
    Diluted                                          585,640                     585,640      656,657                      656,657
                                                 ===========                  ==========   ==========                   ==========
Operating margin                                          29%          2%             31%          29%          3%              32%

NOTES:

(a)  Non-cash stock based compensation expense

(b)  Employer payroll taxes on employee non-qualified stock option gains

(c)  Amortization of acquired intangible assets

(d) Gain on sale of certain real estate properties and recovery of fully reserved receivables

(e)  Impairment of certain equity investments

(f)  Income taxes associated with certain pro forma entries

(g)  Minority shareholders' portion of impairment of certain equity investments

(h)  Cumulative effect of accounting change, net of tax
                                    eBAY INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                           (U.S. Dollars In Thousands)

                                                                 THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                     DECEMBER 31,               DECEMBER 31,
                                                              ------------------------   -------------------------
                                                                 2002          2003         2002           2003
                                                              ----------    ----------   -----------   -----------
Cash flows from operating activities:
  Net income                                                  $   86,996    $  142,462   $   249,891   $   441,771
  Adjustments:
   Cumulative effect of accounting change
                                                                       -             -             -         5,413
    Provision for doubtful accounts and authorized credits         6,538        14,085        25,455        46,049
    Provision for transaction losses                               7,832        11,510         7,832        36,401
    Depreciation and amortization                                 28,016        45,118        76,576       159,003
    Stock-based compensation                                       5,226           760         5,953         5,492
    Tax benefit on the exercise of employee stock options         (5,349)       24,991        91,237       130,638
    Impairment of certain equity investments                           -         1,000         3,781         1,230
    Minority interests                                             5,896         3,802         1,324         7,784
    Gain on sale of assets                                       (21,378)            -       (21,378)            -
    Changes in assets and liabilities:
      Accounts receivable                                           (562)      (82,723)      (54,583)     (153,373)
      Funds receivable                                           (11,819)        4,766       (11,819)      (38,879)
      Other current assets                                        17,652        (3,835)       10,716       (13,133)
      Other non-current assets                                     2,867         2,313        (1,195)       (4,111)
      Deferred tax assets, net                                     4,716        57,172         8,134        69,770
      Accounts payable                                            12,671        10,795        14,631        17,348
      Due to customers and funds payable                          (6,027)       (3,502)       (6,027)       56,172
      Accrued expenses and other liabilities                       3,328        35,980        35,481        85,704
      Deferred revenue and customer advances                       2,127         2,626         2,780         8,864
      Income taxes payable                                        44,132            98        41,114        11,976
                                                              ----------    ----------   -----------   -----------
Net cash provided by operating activities                        182,862       267,418       479,903       874,119
                                                              ----------    ----------   -----------   -----------

Cash flows from investing activities:
  Purchases of property and equipment                            (44,250)      (95,768)     (138,670)     (365,384)
  Purchases of investments                                      (145,225)     (554,006)     (723,307)   (2,035,053)
  Maturities and sales of investments                            190,988       165,264       727,455     1,297,262
  Proceeds from sale of assets                                    26,645             -        36,174             -
  Acquisitions, net of cash acquired                              (4,801)     (109,206)      (59,411)     (216,367)
                                                              ----------    ----------   -----------   -----------
Net cash provided by (used in) investing activities               23,357      (593,716)     (157,759)   (1,319,542)
                                                              ----------    ----------   -----------   -----------

Cash flows from financing activities:
  Proceeds from issuance of common stock, net                    148,005       130,628       252,131       700,817
  Proceeds from long-term debt                                     3,768             -         3,768             -
  Principal payments on long-term debt                               (39)      (10,224)       (3,832)      (11,951)
                                                              ----------    ----------   -----------   -----------
Net cash provided by financing activities                        151,734       120,404       252,067       688,866
                                                              ----------    ----------   -----------   -----------
Effect of exchange rate changes on cash and cash
equivalents                                                        2,737         3,532        11,133        28,757
                                                              ----------    ----------   -----------   -----------
Net increase in cash and cash equivalents                        360,690      (202,362)      585,344       272,200
Cash and cash equivalents at beginning of period                 748,623     1,583,875       523,969     1,109,313
                                                              ----------    ----------   -----------   -----------
Cash and cash equivalents at end of period                    $1,109,313    $1,381,513   $ 1,109,313   $ 1,381,513
                                                              ==========    ==========   ===========   ===========

Net cash provided by operating activities                     $  182,862    $  267,418   $   479,903   $   874,119
Less: Purchases of property and equipment                        (44,250)      (95,768)     (138,670)     (365,384)
                                                              ----------    ----------   -----------   -----------
Free cash flow                                                $  138,612    $  171,650   $   341,233   $   508,735
                                                              ==========    ==========   ===========   ===========

                                    eBAY INC.
                 UNAUDITED SUMMARY OF CONSOLIDATED NET REVENUES
                 (U.S. Dollars In Thousands, Except Percentages)


NET REVENUES BY TYPE                                                                      THREE MONTHS ENDED
                                                                 -------------------------------------------------------------------
                                                                 DECEMBER 31,   MARCH 31,    JUNE 30,    SEPTEMBER 30,  DECEMBER 31,
                                                                     2002         2003         2003          2003           2003
                                                                 -------------------------------------------------------------------
TRANSACTION
      U.S                                                        $  211,388    $ 234,876    $ 242,385     $ 256,076      $ 291,578
         Current quarter vs prior quarter                                16%          11%           3%            6%            14%
         Current quarter vs prior year quarter                           58%          49%          45%           41%            38%

      International                                                 107,366      137,504      155,155       154,715        210,500
         Current quarter vs prior quarter                                43%          28%          13%           (0%)           36%
         Current quarter vs prior year quarter                          173%         166%         146%          105%            96%

      Payments                                                       77,703       93,179       99,363       106,350        130,561
         Current quarter vs prior quarter                              1175%          20%           7%            7%            23%
         Current quarter vs prior year quarter                         1281%        1847%        2006%         1645%            68%

                                                                 ----------    ---------    ---------     ---------      ---------
      Total transaction                                             396,457      465,559      496,903       517,141        632,639
                                                                 ----------    ---------    ---------     ---------      ---------
         Current quarter vs prior quarter                                50%          17%           7%            4%            22%
         Current quarter vs prior year quarter                          122%         118%         111%           96%            60%

3rd PARTY ADVERTISING AND OTHER NON-TRANSACTION NET REVENUES
      U.S                                                            13,690        7,593        8,774        10,012         11,540
         Current quarter vs prior quarter                               (44%)        (45%)         16%           14%            15%
         Current quarter vs prior year quarter                          (65%)        (75%)        (71%)         (59%)          (16%)

      International                                                   1,716        1,313        1,432         1,760          2,261
         Current quarter vs prior quarter                                91%         (23%)          9%           23%            28%
         Current quarter vs prior year quarter                          110%          59%          18%           96%            32%

      Payments                                                        2,065        2,027        2,160         2,029          1,953
         Current quarter vs prior quarter                               N/A           (2%)          7%           (6%)           (4%)
         Current quarter vs prior year quarter                          N/A          N/A          N/A           N/A             (5%)

                                                                 ----------    ---------    ---------     ---------      ---------
      Total 3rd party advertising and other non-transaction net
      revenues                                                       17,471       10,933       12,366        13,801         15,754
                                                                 ----------    ---------    ---------     ---------      ---------
         Current quarter vs prior quarter                               (31%)        (37%)         13%           12%            14%
         Current quarter vs prior year quarter                          (57%)        (65%)        (60%)         (45%)          (10%)

                                                                 ----------    ---------    ---------     ---------      ---------
TOTAL NET REVENUES                                               $  413,928    $ 476,492    $ 509,269     $ 530,942      $ 648,393
                                                                 ==========    =========    =========     =========      =========
         Current quarter vs prior quarter                                43%          15%           7%            4%            22%
         Current quarter vs prior year quarter                           89%          94%          91%           84%            57%

                                   eBAY INC.
                 UNAUDITED SUMMARY OF CONSOLIDATED NET REVENUES
                (U.S. Dollars In Thousands, Except Percentages)

                                                                          THREE MONTHS ENDED
                                                ------------------------------------------------------------------------
                                                DECEMBER 31,    MARCH 31,      JUNE 30,     SEPTEMBER 30,   DECEMBER 31,
NET REVENUES BY SEGMENT                            2002           2003           2003           2003           2003
                                                ------------------------------------------------------------------------
U.S.                                            $  225,078     $  242,469     $  251,159     $  266,088     $  303,118
  Current quarter vs prior quarter                       9%             8%             4%             6%            14%
  Current quarter vs prior year quarter                 30%            29%            27%            29%            35%

INTERNATIONAL                                      109,082        138,817        156,587        156,475        212,761
  Current quarter vs prior quarter                      43%            27%            13%            (0%)           36%
  Current quarter vs prior year quarter                172%           164%           143%           105%            95%

PAYMENTS                                            79,768         95,206        101,523        108,379        132,514
  Current quarter vs prior quarter                    1209%            19%             7%             7%            22%
  Current quarter vs prior year quarter               1297%          1889%          2051%          1678%            66%

                                                ----------------------------------------------------------------------
TOTAL NET REVENUES                              $  413,928     $  476,492     $  509,269     $  530,942     $  648,393
                                                ======================================================================
  Current quarter vs prior quarter                      43%            15%             7%             4%            22%
  Current quarter vs prior year quarter                 89%            94%            91%            84%            57%

                                                                          THREE MONTHS ENDED
                                                ------------------------------------------------------------------------
                                                DECEMBER 31,    MARCH 31,      JUNE 30,     SEPTEMBER 30,   DECEMBER 31,
NET REVENUES BY GEOGRAPHY                          2002           2003           2003           2003           2003
                                                ------------------------------------------------------------------------
U.S. NET REVENUES                               $  290,583     $  319,170     $  331,322     $  351,187     $  404,833
  Current quarter vs prior quarter                      37%            10%             4%             6%            15%
  Current quarter vs prior year quarter                 62%            66%            64%            65%            39%
  % of total                                            70%            67%            65%            66%            62%

INTERNATIONAL NET REVENUES                         123,345        157,322        177,947        179,755        243,560
  Current quarter vs prior quarter                      62%            28%            13%             1%            35%
  Current quarter vs prior year quarter                208%           199%           177%           136%            97%
  % of total                                            30%            33%            35%            34%            38%

                                                ----------------------------------------------------------------------
TOTAL NET REVENUES                              $  413,928     $  476,492     $  509,269     $  530,942     $  648,393
                                                ======================================================================
  Current quarter vs prior quarter                      43%            15%             7%             4%            22%
  Current quarter vs prior year quarter                 49%            94%            91%            84%            57%

                                   eBAY INC.
                   eBAY UNAUDITED SUPPLEMENTAL OPERATING DATA
                       (In Millions, Except Percentages)

                                                                          THREE MONTHS ENDED
                                               ------------------------------------------------------------------------
                                               DECEMBER 31,     MARCH 31,       JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                  2002            2003           2003           2003           2003
                                               ------------------------------------------------------------------------
CONFIRMED REGISTERED USERS                            61.7           68.8           75.3           85.5           94.9
  Current quarter vs prior quarter                      12%            12%             9%            14%            11%
  Current quarter vs prior year quarter                 46%            49%            51%            56%            54%

ACTIVE USERS (1)                                      27.7           31.1           34.1           37.4           41.2
  Current quarter vs prior quarter                      14%            12%            10%            10%            10%
  Current quarter vs prior year quarter                 56%            57%            57%            55%            49%

NUMBER OF LISTINGS                                   195.5          219.7          225.0          234.6          291.7
  Current quarter vs prior quarter                      22%            12%             2%             4%            24%
  Current quarter vs prior year quarter                 55%            59%            55%            47%            49%

GROSS MERCHANDISE SALES                         $    4,600     $    5,317     $    5,635     $    5,775     $    7,052
  Current quarter vs prior quarter                      22%            16%             6%             2%            22%
  Current quarter vs prior year quarter                 68%            71%            66%            53%            53%

(1) Defined as all users, excluding Half.com, EachNet, and Internet Auction, who bid, bought, or listed an item within the previous 12-month period
                                   eBAY INC.
                  PAYPAL UNAUDITED SUPPLEMENTAL OPERATING DATA
                       (In Millions, except percentages)

                                                                          THREE MONTHS ENDED
                                               -------------------------------------------------------------------------
                                               DECEMBER 31,     MARCH 31,      JUNE 30,      SEPTEMBER 30,  DECEMBER 31,
                                                  2002            2003           2003            2003          2003
                                               -------------------------------------------------------------------------
REVENUE
  Transaction                                   $     72.6     $     92.2     $     99.4     $    106.4     $    130.6
    Current quarter vs prior quarter                    25%            27%             8%             7%            23%
    Current quarter vs prior year quarter               87%            92%            90%            83%            80%

  Non- transaction                              $      2.1     $      2.0     $      2.1     $      2.0     $      2.0
    Current quarter vs prior quarter                    75%            (5%)            7%            (5%)            0%
    Current quarter vs prior year quarter               75%           150%            69%            67%            (5%)

  Total revenues ($m)                           $     74.7     $     94.2     $    101.5     $    108.4     $    132.6

  International revenue contribution                  19.1%          19.6%          21.0%          21.4%          23.2%

METRICS
  Total accounts (1)                                  23.3           27.2           31.1           35.2           40.3
    Current quarter vs prior quarter                    18%            17%            14%            13%            14%
    Current quarter vs prior year quarter               82%            77%            75%            79%            73%

  Active accounts (2)                                  7.9            9.4           10.2           11.2           13.2

  Total number of payments                            39.2           50.5           53.7           57.4           68.2
    Current quarter vs prior quarter                    25%            29%             6%             7%            19%
    Current quarter vs prior year quarter               76%            90%            86%            83%            74%

  Total payment volume                          $    2,138     $    2,628     $    2,843     $    3,044     $    3,711
    Current quarter vs prior quarter                    20%            23%             8%             7%            22%
    Current quarter vs prior year quarter               77%            80%            76%            70%            74%

  Auction as % of total payment volume                  69%            67%            66%            67%            69%

TRANSACTION RATES
  Transaction revenue rate                            3.40%          3.51%          3.50%          3.49%          3.52%

  Transaction processing expense rate                 1.29%          1.27%          1.30%          1.25%          1.23%

  Transaction loss rate                               0.37%          0.34%          0.32%          0.22%          0.31%

(1) Excludes closed and locked accounts

(2) Users that sent or received at least one payment during the quarter
                                    eBAY INC.
                                GUIDANCE SUMMARY
             (In Millions, Except Per Share Amounts And Percentages)

THE GUIDANCE FIGURES PROVIDED BELOW AND ELSEWHERE IN THIS PRESS RELEASE ARE APPROXIMATE IN NATURE BECAUSE eBAY'S FUTURE PERFORMANCE IS DIFFICULT TO PREDICT. SUCH GUIDANCE IS BASED ON INFORMATION AVAILABLE ON THE DATE HEREOF, AND eBAY ASSUMES NO OBLIGATION TO UPDATE IT.

eBay's future performance involves risks and uncertainties, and the company's actual results could differ materially from such guidance. Some of the factors that could affect the company's operating results are set forth under the caption "Forward-Looking Statements" above in this press release. More information about factors that could affect eBay's operating results is included under the captions "Risk Factors That May Affect Results of Operations and Financial Condition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's investor relations site at http://investor.ebay.com.

                                                   THREE MONTHS ENDING MARCH 31, 2004
                                                   ----------------------------------
                                              GAAP           ADJUSTMENTS      PRO FORMA (a)
                                             ----------------------------------------------
NET REVENUE                                  $  700               -             $  700

DILUTED EPS                                  $ 0.24          $ 0.01  (b)        $ 0.25

                                                   THREE MONTHS ENDING JUNE 30, 2004
                                                   ---------------------------------
                                              GAAP           ADJUSTMENTS      PRO FORMA (a)
                                             ----------------------------------------------
NET REVENUE                                  $  720               -             $  720

DILUTED EPS                                  $ 0.23          $ 0.02 (b)         $ 0.25

                                                 THREE MONTHS ENDING SEPTEMBER 30, 2004
                                                 --------------------------------------
                                              GAAP           ADJUSTMENTS      PRO FORMA (a)
                                             ----------------------------------------------
NET REVENUE                                  $  725               -             $  725

DILUTED EPS                                  $ 0.23          $ 0.01 (b)         $ 0.24

                                                 THREE MONTHS ENDING DECEMBER 31, 2004
                                                 -------------------------------------
                                              GAAP           ADJUSTMENTS      PRO FORMA (a)
                                             ----------------------------------------------
NET REVENUE                                  $  855               -             $  855

DILUTED EPS                                  $ 0.29          $ 0.01  (b)        $ 0.30

                                                     YEAR ENDING DECEMBER 31, 2004
                                                     -----------------------------
                                              GAAP           ADJUSTMENTS      PRO FORMA (a)
                                             ----------------------------------------------
NET REVENUE                                  $ 3,000              -             $ 3,000

DILUTED EPS                                  $  0.99         $ 0.05  (b)        $  1.04

EFFECTIVE TAX RATE                                30%             1% (c)             31%

(a) Pro forma guidance reflects estimated quarterly adjustments for amortization of acquired intangible assets of approximately $13 - $14 million, payroll taxes on employee stock options of approximately $2 million, stock based compensation of approximately $300 - $600 thousand and other adjustments estimated to result in an operating margin adjustment of 2 - 3% for each of the quarters in the year ending December 31, 2004.

(b)      Net of tax, the above pro forma items are estimated to result in a $
         0.01 - $ 0.02 per diluted share adjustment for each of the quarters in the year ending December 31, 2004.

(c) Adjustments to the pro forma effective tax rate reflect the impact on the effective tax rate of the pro forma adjustments.